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                                                                  EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on the financial statements of JB Systems, Inc. (d.b.a. Mainsaver) for each of the two years in the period ended December 31, 1998 and for the ten months ended October 31, 1999, dated February 4, 2000 and to all references to our Firm included in or made a part of this registration statement.

/s/ Arthur Andersen

ARTHUR ANDERSEN LLP


San Diego, California
August 7, 2000